                                                       EXHIBIT 10.15


                                 June 11, 1999

Paul M. Olson
c/o Cable Design Technologies
661 Andersen Drive
Pittsburgh, PA 15108

Dear Paul:

     Cable Design Technologies Corporation (the "Company") considers the
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maintenance of a sound management to be essential to protecting and enhancing the best interests of the Company and its stockholders. In this connection, the Company recognizes that the possibility of a change in control may exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management and employees, may result in the departure or distraction of management and other personnel to the detriment of the Company and its stockholders. Accordingly, the Company has determined that appropriate steps should be taken to encourage the continued attention and dedication of members of the Company's management and other key employees, including yourself, to their assigned duties without the distraction which may arise from the possibility of a change in control of the Company.

     This is not an employment contract nor does it alter your status as an at-will employee of the Company. Just as you remain free to leave the employ of the Company at any time, so too does the Company retain its right to terminate your employment without notice, at any time, for any reason. However, the Company believes that, both prior to and at the time a change in control is anticipated or occurring, it is necessary to have your continued attention and dedication to your assigned duties without distraction. Therefore, should you still be an employee of the Company at such time, the Company agrees that you shall receive the severance benefits hereinafter set forth in the event your employment with the Company terminates in contemplation of or subsequent to a "change in control" (as defined in Section 2 hereof) under the circumstances described below.

     For good and valuable consideration, the sufficiency and receipt of which is acknowledged, the Company and you agree as follows:

     1.   Term of Agreement.  This Agreement shall commence on the date hereof
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and shall continue in effect through June 11, 2004; provided, however, that, if a change in control of the Company, as defined in Section 2 hereof, shall have occurred during the term of this Agreement, then this Agreement shall continue in effect until the date twenty-four months after the occurrence of change in control.

     2.   Change in Control.  No benefits shall be payable hereunder unless
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there shall have been a change in control of the Company, as set forth below, and your employment by the Company or any of its subsidiaries shall have been terminated in accordance with Section 3 below. For purposes of this Agreement, a "change in control" shall be deemed to have occurred if:
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          (a) any "person" or "group" (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

Paul M. Olson
June 11, 1999
page 2


          (b) there shall be consummated any consolidation, merger, reorganization or acquisition involving the Company unless following such event (i) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting securities of the Company immediately prior to such event beneficially own, directly or indirectly, more than 55% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such event in substantially the same proportions as their ownership immediately prior to such event and (ii) the provisions of clause (a) above are not met and (iii) at least 55% of the members of the board of directors of the corporation resulting from such event were members of the board of directors at the time of the initial consideration of, or any action of the board relating to, such event; or

          (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis); or

          (d) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

          (e) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation, contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board
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     immediately prior to the date the Company initiates, or is notified of, such Control Transaction (the "Incumbent Board") shall thereafter cease to
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     constitute at least a majority of the Board; provided, however, that for purposes of this clause (e) any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

     3.   Termination of Employment Following Change in Control.
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     (a)  If at any time after the date hereof any of the events described in
Section 2 hereof constituting a change in control of the Company occurs and in contemplation thereof, in connection therewith or within two years thereafter
(i) you involuntarily cease to be an employee of the Company or any of its subsidiaries for any reason other than termination for good cause (as hereinafter defined), disability (as hereinafter defined) or death or (ii) you terminate your employment with the Company and its subsidiaries for good reason (as hereinafter defined) then

          (A) you shall be entitled to the benefits provided in Section 4(a) hereof;

          (B) any options, profit sharing, matching contributions or other similar items that are unvested shall vest, and, in the case of options or other items that have an expiration date, you shall be entitled to exercise such options or other items for a period of 90 days following such termination;

          (C) contributions on your behalf to any pension, profit sharing, 401(k) matching or similar plan shall be made, to the extent not previously made, for the period(s) (including any partial periods) up to the Date of Termination (defined below) or, if such plan does not permit such contributions, compensation in such amount shall be paid to you (it being understood that to the extent such contributions are not mandatory,

Paul M. Olson
June 11, 1999
page 3

     contributions in the amount consistent with prior contributions shall be made), and all amount under such plans shall vest; and

          (D) the Company shall provide you with health benefits, at a level no less than those in effect prior to the change in control, for 24 months after such termination or, the the extent that you are able to purchase health benefits at a level no less than those in effect prior to the change in control, reimburse you for COBRA payments for such period (in each case, together with a tax "gross-up" to offset the tax impact of such benefits or payment and gross-up); provided that the benefits under this clause (D) shall cease to the extent that such benefits, at a level no less than those in effect prior to the change of control, are otherwise available to you (at a cost no more than that paid by you prior to the change of control) during such period.

In the event of multiple changes of control during the term of this Agreement, the foregoing two year period shall re-start in the event of such subsequent change of control(s).

     (b) For purposes of this Agreement: (i) "good cause" means (A) your
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conviction of any felony involving dishonesty, fraud or breach of trust with respect to the Company or its subsidiaries, or (B) your willful engagement in gross misconduct in the performance of your duties that is materially and demonstrably injurious to the Company and its subsidiaries, which conduct is not cured after notice (any action or failure to act shall not be "willful" unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that the act, or failure to act was in the best interests of the Company and its subsidiaries); (ii) you shall be "disabled" if your inability to perform
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your normal duties on a full-time basis for 180 consecutive business days (or such shorter period as will suffice for you to qualify for full disability benefits under the applicable disability insurance policy or policies of the Company or its applicable subsidiaries) as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a qualified physician selected by the Company or its insurers and reasonably acceptable to you; and (iii) "good reason" shall exist if, without your express written
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consent:

          (A) you are assigned duties materially inconsistent with your position, duties, responsibilities and status with the Company and/or its subsidiaries as of the time of the change in control (excluding for purposes of establishing such "base" any adverse change made in contemplation of such change of control), excluding for this purpose isolated, insubstantial and inadvertent action(s) not taken in bad faith and remedied by the Company or applicable subsidiary promptly after receipt of notice from you; or

          (B) the Company or any of its subsidiaries reduces your annual base salary as in effect on the date hereof or as the same may be increased from time to time; or

          (C) the Company or any of its subsidiaries reduces your aggregate compensation and incentive and benefit package as in effect at the time of the change in control (excluding for purposes of establishing such "base" any adverse change made in contemplation of such change of control); or

          (D) the Company or any of its subsidiaries requires you regularly to perform your duties of employment beyond a fifty-mile radius from the location of your employment as of the time of the change in control (excluding for purposes of establishing such "base" any adverse change made in contemplation of such change of control); or

          (E) the Company or any of its subsidiaries takes any other action which materially and adversely changes the conditions or perquisites of your employment as in effect at the time of the change in control

Paul M. Olson
June 11, 1999
page 4

     (excluding for purposes of establishing such "base" any adverse change made in contemplation of such change of control); or

          (F) the Company or any of its subsidiaries fails to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated by Section 10(a) hereof.

     (c) For purposes of this Agreement, any purported termination by the Company or any of its subsidiaries or by you shall be communicated by written "Notice of Termination" to the other party hereto in accordance with Section 11
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hereof.  "Date of Termination" shall mean the effective date specified in the
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Notice of Termination as of which your employment terminates (which shall be not more than sixty (60) days after the date such Notice of Termination is given).

     (d) The above provisions of this Section 3, and the provisions of Section 4, shall be applicable after a change in control has occurred, but not prior thereto (unless termination is in contemplation of or in connection with such change of control, in which case they shall apply).

     4.   Benefits Upon Termination.
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     (a) If your employment with the Company or any of its subsidiaries is terminated under circumstances which entitle you to benefits under this Section 4(a), then the amount of such benefits (which benefits shall be in addition to any other benefits to which you are entitled other than by reason of this Agreement, except as specifically set forth in Section 9) shall be equal to the sum of:

          (i) unpaid salary with respect to any vacation days accrued but not taken as of the Date of Termination;

          (ii) accrued but unpaid salary and bonus through the Date of Termination; and

          (iii) an amount equal to the product of (A) three (3) times (B) the sum of (x) the highest Annual Compensation in effect at any time during the three calendar years preceding the date the change in control occurs and
     (y) your average annual bonus during the three calendar years (or, if you have not been employed for three calendar years, such shorter number of calendar years during which you've been employed) preceding the date the change in control occurs.

"Annual Compensation" means your total compensation (including salary but
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excluding bonus) as reported on your W-2(s), or other applicable tax form, plus any deductions or other deferrals of compensation not reported thereon (including 401(k) contributions) and excluding any income resulting from bonuses, the exercise of stock options, stock appreciation rights or other similar long-term incentive plans.

     (b) Notwithstanding paragraph (a) of this Section 4, if all or any portion of the payments or benefits provided under this Section 4 either alone or together with other payments or benefits which you receive or are then entitled to receive from the Company and any of its subsidiaries, would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such payments or benefits provided to you
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under this Section 4 shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code; but only if, by reason of such reduction, your net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after
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tax benefit" for purposes of this Section
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Paul M. Olson
June 11, 1999
page 5

4 shall mean the sum of (i) the total amount payable to you under this Section 4, plus (ii) all other payments and benefits which you receive or are then entitled to receive from the Company and any of its subsidiaries that would constitute a "parachute payment" within the meaning of Section 280G of the Code, less (iii) the amount of federal income taxes payable with respect to the payment and benefits described in (i) and (ii) above calculated at the maximum marginal income tax rate for each year in which such payments and benefits shall be paid to you (based upon the rate in effect for such year as set forth in the Code at the time of the first payment of the foregoing), less (iv) the amount of excise taxes imposed with respect to the payments and benefits described in (i) and (ii) above by Section 4999 of the Code.

     (c) The cash payment obligation of the Company under Sections 4(a)(i), (ii) and (iii) above shall be paid to you in a lump sum within ten days of the Date of Termination.

     (d) Following any change of control, the Company will indemnify you to the fullest extent permitted under applicable laws against any claim, proceeding, lawsuit, investigation or other action (collectively, an "Action") involving you
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in connection with, or relating to, your employment with the Company or its subsidiaries, and the Company will, to the fullest extent permitted under applicable laws, advance to you such expenses incurred by you in connection with your investigation and defense of any such Action.

     5.   Default in Payment.  Any payment not made within ten days after it is
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due in accordance with this Agreement shall thereafter bear interest, compounded annually, at the prime rate from time to time in effect at Citibank, N.A. (or any successor thereto).

     6.   No Assignment.  No interest of you or your spouse or any other
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beneficiary under this Agreement, or any right to receive payment hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind (except a transfer upon death of rights that have accrued prior to such death), nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, you or your spouse or other beneficiary, including for alimony.

     7.   Unsecured Obligation.  All rights of you and your spouse or their
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beneficiary under this Agreement shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company or payment of any amounts due hereunder. Neither you nor your spouse or other beneficiary shall have any interest in or rights against any specific assets of the Company, and you and your spouse or other beneficiary shall have only the rights of a general unsecured creditor of the Company.

     8.   Confidential Information.  You hereby acknowledge that, in the course
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of your employment, you will necessarily have access to become familiar with and, as an indispensable part of your employment, use trade secrets, customer lists and detailed customer-related information (some or all of which may constitute trade secrets), business plans, financial and other proprietary and confidential information (collectively "Confidential Information") concerning
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the Company and its subsidiaries and that such knowledge and familiarity was and will continue to be of special, unique, and extraordinary value to the Company and its subsidiaries. You agree that you will not reveal or disclose to any unauthorized person, or take and use for your own account any Confidential Information concerning the Company or any of its subsidiaries unless and to the extent that (a) the information was or becomes available to you on a nonconfidential basis from a source which is not, to your knowledge, bound by a confidentiality obligation to the Company or any of its subsidiaries, (b) you are required by a court of competent jurisdiction or otherwise compelled by law to disclose such Confidential Information or (c) such disclosure is made by you in good faith in connection with your responsibilities and duties to the Company or any of its subsidiaries. Upon termination of employment, you agree

Paul M. Olson
June 11, 1999
page 6

to promptly return to the Company and its subsidiaries or destroy all materials and all copies of materials involving any Confidential Information in your possession or control. You also agree to represent to the Company in writing that you have complied with the provisions of the preceding sentence upon termination of employment. In no event shall a breach or alleged breach of this
Section 8 be grounds for withholding or reclaiming payments under this Agreement.

     9.   Effect on Other Plans, Agreements and Benefits.  Except to the extent
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expressly set forth herein, any benefit or compensation to which you are entitled under any agreement between you and the Company or any of its subsidiaries or under any plan maintained by the Company or any of its subsidiaries in which you participate or participated shall not be modified or lessened in any way, but shall be payable according to the terms of the applicable plan or agreement. The terms of this Agreement shall supersede any existing agreement between you and the Company or any of its subsidiaries executed prior to the date hereof to the extent any such agreement is inconsistent with the terms hereof. Notwithstanding the above, any benefits received by you pursuant to this Agreement shall be in lieu of any severance benefits to which you would otherwise be entitled under any general severance policy maintained by the Company or any of its subsidiaries for its management or other personnel.

     10.  Successors; Binding Agreement.
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     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean Cable Design Technologies Corporation and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     (b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or if there is no such designee, to your estate.

     11.  Notice.  For the purposes of this Agreement, notices and all other
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communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when actually delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the President of the Company with a copy to the Secretary of the Company, or to such other address for either party as it may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     12.  Miscellaneous.  No provision of this Agreement may be modified, waived
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or discharged unless such modification, waiver or discharge is agreed to in writing and signed by you and a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach of or failure to comply with any condition or provision of this Agreement by the other party hereto shall be deemed to be a waiver of any similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

Paul M. Olson
June 11, 1999
page 7

     13.  Choice of Law.  All questions concerning the construction, validity
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and interpretation of this Agreement and any exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts of, the State of Delaware.

     14.  Validity.  The invalidity or unenforceability of any provision of this
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Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     15.  Counterpart.  This Agreement may be executed in several counterparts,
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each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     16.  Survival.  The obligations of the parties under this Agreement all
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survive the term of this Agreement.

     17.  Enforcement.  The Company agrees to reimburse you for all expenses
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(including reasonable legal fees and expenses) incurred by you to enforce the terms of this Agreement.

          *         *         *          *         *

     If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company this letter and the enclosed copy of this letter which will then constitute our agreement on this subject. We will return the copy of this letter to you.



                                        Sincerely,

                                        CABLE DESIGN TECHNOLOGIES CORPORATION


                                    By:  /s/ Charles B. Fromm
                                        -------------------------------,
                                           at the direction of the Board of
                                           Directors
                                    Name:  Charles B. Fromm
                                    Title: Vice President & Secretary


Agreed to as of: June 11, 1999


 /s/ Paul M. Olson
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          Paul M. Olson